Exhibit 10(h)

IDACORP, Inc. has Change In Control Agreements with each of the following: Jan B. Packwood - President and Chief Executive Officer; J. LaMont Keen - Senior Vice President-Administration and Chief Financial Officer; James C. Miller - Senior Vice President-Delivery; Richard Riazzi - Senior Vice President-Generation and Marketing; Darrel T. Anderson - Vice President-Finance and Treasurer; Bryan Kearney - Vice President and Chief Information Officer; Cliff N. Olson - Vice President - Corporate Services; Robert W. Stahman - Vice President, General Counsel and Secretary; Marlene K. Williams - Vice President-Human Resources. The terms and conditions of each Agreement are the same as those set forth in Mr. Packwood's Agreement.